SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

VINEYARD NATIONAL BANCORP

(Name of Registrant as Specified In Its Charter)

VINEYARD NATIONAL BANCORP

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Proxy Statement
PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION TABLE
PROPOSAL NO. 2
PROPOSAL NO. 3 RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
PROPOSALS OF STOCKHOLDERS
ANNUAL REPORT
EXHIBIT “A”

V I N E Y A R D     N A T I O N A L     B A N C O R P

9590 Foothill Boulevard
Rancho Cucamonga, CA 91730

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held Wednesday, May 22, 2002

     The Annual Meeting of the shareholders of Vineyard National Bancorp (“Bancorp”) will be held on Wednesday, May 22, 2002 at 4:00 P.M. at Sycamore Inn, 8313 Foothill Boulevard, Rancho Cucamonga, California 91730, to consider and act upon the following matters:

1.	To elect five (5) persons to the Board of Directors of the Bancorp to serve until the next Annual Meeting of shareholders and until their successors are elected and have qualified;

2.	To amend the 1997 Incentive Stock Option Plan of Vineyard National Bancorp by increasing the number of authorized shares by 200,000;

3.	To ratify the appointment of the accounting firm of Vavrinek, Trine, Day & Co., LLP, as auditors and as independent accountants for the year ending December 31, 2002;

4.	To transact any other business as may properly come before the meeting and any adjournments of it.

     Shares represented by properly executed proxies solicited by the Board of Directors of the Bancorp will be voted in accordance with the instructions specified in the following statement. It is the intention of the Board of Directors that shares represented by proxies which are not limited to the contrary will be voted in favor of electing the named persons as directors and on other matters as recommended by the Board.

     The Board of Directors has fixed the close of business on April 5, 2002 as the record date for determination of shareholders entitled to receive notice of, and to vote at, the meeting and any adjournment of it.

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE.

By Order of the Board of Directors Jill A. Pierce, Secretary

Rancho Cucamonga, California
April 22, 2002

V I N E Y A R D   N A T I O N A L   B A N C O R P

9590 Foothill Boulevard
Rancho Cucamonga, CA 91730

Proxy Statement

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vineyard National Bancorp (“Bancorp”), a California corporation, to be used in voting at the Annual Meeting of shareholders to be held at 4:00 P.M., Wednesday, May 22, 2002 at the Sycamore Inn, 8313 Foothill Boulevard, Rancho Cucamonga, California 91784 or at any adjournment of such meeting.

Mailing

     It is anticipated that this Proxy Statement and Proxy will be mailed on or about April 22, 2002.

Shareholder Proposals

     Shareholder proposals for inclusion in this proxy statement for the Annual Meeting of shareholders in 2002 must have been received by the Bancorp no later than 5:00 P.M. on November 30, 2001.

     Shareholder proposals to be considered for inclusion in the proxy statement for the Annual Meeting of shareholders in 2003 must be received by the Bancorp no later than 5:00 P.M. on November 30, 2002.

Revocability of Proxy

     A proxy for use at the meeting is enclosed along with a return envelope for your convenience. Any shareholder who executes and delivers such proxy has the right to revoke it any time before it is exercised by filing with the Secretary of the Bancorp an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and chooses to vote in person.

     Unless revoked, all shares represented by a properly executed proxy which is received in time for the meeting will be voted by the proxy holders in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in favor of the election of the nominees for directors set forth herein, approval of the increase to the authorized capacity of the Incentive Stock Option Plan and in favor of ratifying the appointment of Vavrinek, Trine, Day & Co. LLP (“VTD”) as auditors and independent accountants and if any other business is properly presented at the meeting, the proxy will be voted in accordance with the recommendations of management.

Persons Making the Solicitation

     This statement is furnished in connection with a solicitation of proxies by the Board of Directors of the Bancorp.

     The expense of preparing, assembling, printing, and mailing this proxy statement and the material used in this solicitation of proxies will be borne by the Bancorp. It is contemplated that proxies will be solicited through the mail, but officers and regular employees of the Bancorp or its subsidiary, Vineyard Bank (the “Bank”) may solicit proxies personally.

     The Bank is a California commercial bank that is supervised and regulated by the California Department of Financial Institutions (the “DFI”) and the Federal Deposit Insurance Corporation (“FDIC”). In June 2001, the Bank filed applications with the DFI and the Office of the Comptroller of the Currency to convert from a national bank to a California commercial bank. In August 2001, the Bank received all of the necessary regulatory approvals, and on August 3, 2001, completed its conversion from a national bank to a California commercial bank. The Bank converted to a California commercial bank in order to allow the Bank increased flexibility, primarily in increased lending limits, to meet the financial needs of clients. The Bank’s deposits are insured by the FDIC up to applicable limits.

Voting Securities and Principal Holders

     Only shareholders of record at the close of business on April 5, 2002 are entitled to receive notice of and to vote at the Annual Meeting of shareholders. There were 1,890,792 shares of the Bancorp’s no par value common stock issued and outstanding on April 5, 2002, which was set as the record date for the purpose of determining the shareholders entitled to receive notice and to vote at the meeting.

     Each holder of common stock will be entitled to one (1) vote in person or by proxy for each share of common stock standing in his or her name on the books of the Bancorp as of April 5, 2002, on any matter submitted to the vote of the shareholders.

     However, in the election of directors, the shares are entitled to be voted cumulatively if a candidate’s name has been properly placed in nomination prior to the voting and any shareholder present at the meeting has given notice of his or her intention to vote his or her shares cumulatively. If a shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting entitles a shareholder to give one (1) nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit. The five (5) candidates receiving the most votes will be elected.

     While shareholder ratification of the selection of VTD as the Bancorp’s independent auditors is not required, the Bancorp is submitting the matter to shareholders. Ratification requires the affirmative vote of a majority of the shares present at the meeting, in person or by proxy.

     Abstentions and “broker non-votes” (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self-regulatory organization of which the broker or nominee is a member) shall be treated as shares that are present and entitled to vote for the purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted as shares voted for the purpose of determining the outcome of the election of directors or the ratification of auditors.

     The enclosed proxy confers discretionary authority with respect to any other proposals that may be properly brought before the meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the meeting. However, if any other matters properly come before the meeting, the proxies solicited hereby will be voted by the proxyholders in accordance with the recommendations of the Board of Directors.

Beneficial Ownership of Principal Shareholders

     The following table sets forth the beneficial ownership of the Bancorp’s common stock as of December 31, 2001 by each person known to the Bancorp to own 5% or more of the outstanding common stock, based on Schedules 13D and 13G filed with the Securities and Exchange Commission:

		Amount and nature	Options Exercisable	Underlying shares
	Name and address	of beneficial	within 60 Days of	of convertible	Percent
Title of Class	of beneficial owner	ownership[3,4]	12/31/2001	Debenture	of class[3]

Common Stock	Frank S. Alvarez	111,865 [1]	6,667	45,000	8.5%
	Upland, CA
Common Stock	Charles L. Keagle	105,895 [2]	6,667		6.0%
	Upland, CA

[1]	Includes 107,625 shares held by Louis M. Alvarez and Frank S. Alvarez as co-trustees of Manual Alvarez and Lorenza E. Alvarez trust and 4,240 shares held jointly by Frank S. Alvarez and Encarnacion Alvarez.

[2]	Includes 104,048 shares held jointly by Charles L. Keagle and Linda J. Keagle, 1,072 shares held for their children with Charles L. Keagle as custodian, under the California Uniform Gift to Minors Act, and 500 shares held in as IRA account.

[3]	Under Rule 13d-3 certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares.) In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the share (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of the acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at December 31, 2001. The number of shares outstanding at December 31, 2001 was 1,876,126.

[4]	Number of shares included in this column does not include options exercisable within 60 days of December 31, 2001 or underlying shares of Convertible Debentures.

Beneficial Ownership of Management

     The table below shows by current directors, executive officers, and all directors and executive officers as a group the shares of common stock beneficially owned as of December 31, 2001.

	Security ownership of management

		Amount and nature	Options Exercisable	Underlying shares
	Name of	of beneficial	within 60 Days of	of convertible	Percent
Title of Class	beneficial owner[1]	ownership[2,3]	12/31/2001	Debenture	of class[2]

Common Stock	Frank S. Alvarez	111,865	6,667	45,000	8.5%
Common Stock	Charles L. Keagle	105,895	6,667		6.0%
Common Stock	Joel H. Ravitz	47,482	6,667	10,000	3.4%
Common Stock	Lester Stroh	60,750	1,667		3.3%
Common Stock	Norman A. Morales	1,500	40,000		2.2%
Common Stock	Sara F. Ahern	1	4,333		*
Common Stock	Richard S. Hagan	500	3,333		*
Common Stock	Directors and Executive Officers of the Bancorp as a group	327,993	69,334	55,000	22.6%

*	Indicates less than 1%.

[1]	The business address for each of these individuals is 9590 Foothill Blvd., Rancho Cucamonga, CA 91730.

[2]	Under Rule 13d-3 certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares.) In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the share (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of the acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at December 31, 2001. The number of shares outstanding at December 31, 2001 was 1,876,126.

[3]	Number of shares included in this column does not include options exercisable within 60 days of December 31, 2001 or the underlying shares of the Convertible Debenture.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

     The Board of Directors has set the number of directors of the Bancorp at five (5) which is within the number authorized by the Bylaws of the Bancorp. The directors who are elected will serve until the next Annual Meeting of shareholders and until their respective successors have been duly elected and qualified.

     None of the directors, the nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Bancorp acting within their capacities as such. There are no family relationships among directors or executive officers of the Bancorp. As of the date hereof, no directors of the Bancorp are directors or trustees of a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. None of the directors, nominees for director, executive officers, affiliates, or shareholders owning five percent or more of the Bancorp’s common stock, nor any associates of any of the foregoing, is a party to any legal proceeding or claim that is adverse to the Bancorp or the Bank.

     Each of the nominees named herein has consented to be named in this proxy statement and has consented to serve as a director if elected. In the event that any of the nominees should be unable to serve as a director, it is intended that the proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the board of directors. Management has no reason to believe that any of the nominees will be unavailable. The following table sets forth certain information with respect to those persons who are nominees for election as directors.

		Bancorp
	Principal Occupation or Positions	Director
Name	and Other Directorships	Since

Frank S. Alvarez, age 67	Mr. Alvarez is a retired Certified Public Accountant, formerly with Bowen McBeth, Inc. He is also on the Board of Directors of Casa Colina Rehabilitation Hospital in Pomona, California. He has been a Director of the Bank since 1981. On January 26, 2000 Mr. Alvarez became the new Chairman of the Board of the Bancorp. He has been a member of the Bancorp’s Board of Directors since its inception in 1988.	1988

Charles L. Keagle, age 62	Mr. Keagle is founding owner, Chairman, and CEO of The C & C Organization, a position he has held for more than five years. C & C operates restaurants in southern California known as The Cask ‘n Cleaver and The Sycamore Inn. Mr. Keagle was an original founding organizer and Director of the Bank. In addition to his community service involvement, he is a member of the Board of Directors of The California Restaurant Association, The California Avocado Commission and The Advisory Board for the Cal Poly Pomona School of Hotel and Restaurant Management. Mr. Keagle left the Board in 1994 and returned as a Bancorp Director in 1998.	1998

Norman Morales, age 41	Mr. Morales has been employed by the Bancorp and the Bank as the Chief Executive Officer and President since October 1, 2000. Mr. Morales previously served as Executive Vice President/ Chief Operating Officer and Chief Credit Officer of Cedars Bank, Los Angeles, California from February 1999 through September 2000. His previous executive experience includes serving as Executive Vice President and Chief Financial Officer for Hawthorne Savings, F.S.B., in El Segundo, California from January 1995 through January 1999. He served as Executive Vice President/ Chief Financial Officer and Chief Administrative Officer of Southern California Bank in La Mirada, California from July 1987 through January 1995. He has been a Director of the Bank and the Bancorp since October, 2000.	2000

		Bancorp
	Principal Occupation or Positions	Director
Name	and Other Directorships	Since

Joel H. Ravitz, age 57	Mr. Ravitz, is Chairman of the Board and CEO of Quincy Cass Associates, Inc., a Los Angeles based securities broker dealer and a member of National Association of Securities Dealers. He has held this position for more than five years. He is a past President and Director of Therapeutic Living Centers for the Blind, a non-profit corporation, and a member of Town Hall of California and the Bond Club of Los Angeles. He has been a Bank Director since 1983 and a Bancorp Director since its inception in 1988.	1988

Lester Stroh, age 84	Dr. Stroh was Chairman of the Board of the Bancorp until he resigned as Chairman, effective January 26, 2000. He is a licensed physician and retired Chairman of the Department of Allergy at Southern California Permanente Medical Group, Kaiser Foundation Hospital, Fontana, California. He has been a Bank Director since 1981 and a Bancorp director since its inception in 1988.	1988

Executive Officers of the Bancorp and the Bank

     The following sets forth certain information with respect to the Executive Officers of the Bancorp and the Bank as of March 31, 2002.

     1. Norman Morales, age 41, is President and Chief Executive Officer of the Bancorp and the Bank. Mr. Morales previously served as Executive Vice President/ Chief Operating Officer and Chief Credit Officer of Cedars Bank, Los Angeles, California from February 1999 through September 2000. His previous executive experience includes serving as Executive Vice President and Chief Financial Officer for Hawthorne Savings, F.S.B., in El Segundo, California from January 1995 through January 1999. He was Executive Vice President/ Chief Financial Officer and Chief Administrative Officer of Southern California Bank in La Mirada, California from July 1987 through January 1995.

     2. Richard S. Hagan, age 50, is the Executive Vice President and Chief Credit Officer of the Bank. Mr. Hagan joined the Bank in December 2000 and has served in this position since February 2001. Mr. Hagan previously served as Credit Administrator of Manufacturers Bank in Los Angeles for three years. Additionally, he served as Senior Credit Administrator of Southern California Bank from 1993 to 1997. Mr. Hagan has had 25 years of community-based banking experience. He has held various management positions throughout his career.

     3. George W. McManus, age 42, is the Executive Vice President and Director of Community Banking. Mr. McManus joined the Bank in June 2001 and has served in that capacity since that date. Mr. McManus previously served as Senior Client Manager for Bank of America’s Southern California Government Banking Unit from January 2000 to June 2001, and a similar position of that bank’s Arizona Commercial Banking Unit from April 1990 to January 2000.

     4. Jill A. Pierce, age 51, is the Executive Vice President and Director of Finance and Operations, having joined the Bank in January 2002. Mrs. Pierce previously owned and operated Dynamic Visions from 1989 to January 2002, a consulting firm to financial institutions throughout the United States.

     All of the above officers hold office at the pleasure of the Board of Directors.

Certain Transactions

     Some of the directors and executive officers of the Bancorp and its subsidiary, the Bank, and the companies with which the directors and executive officers are associated were customers of, and had banking transactions with, the Bank during 2001. Such transactions were in the ordinary course of business and the Bank expects to have similar banking transactions in the future. All the loans and commitments included in such transactions were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness and, did not involve more than a normal risk of collectibility or present other unfavorable features.

Committees of the Board of Directors

     The Bancorp maintains a standing Audit Committee. Members of the Committee are Charles Keagle (Chairman), Frank Alvarez, Joel Ravitz, and Lester Stroh all of whom are independent directors. The Audit Committee held five meetings during the last fiscal year. The purpose of the Committee is to provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. The primary purpose of the Committee is to assist the Board in fulfilling its responsibilities to oversee management activities related to internal control, accounting and financial reporting policies, and auditing practices; to review the independence of the outside auditors and the objectivity of internal auditors; to review the adequacy and reliability of disclosures to stockholders; and to perform other functions as deemed appropriate.

     The Bancorp does not have a nominating committee or a compensation committee of the Board of Directors.

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Bancorp filings under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this Report by reference.

Audit Committee Report

     The Audit Committee of the Board of Directors submits the following report on the performance of certain of its responsibilities for the year 2001. The members of the Committee named below are “independent” directors as defined by rules of the NASD. The purposes and responsibilities of the Committee are elaborated in the Committee Charter, which was adopted by the Board of Directors on May 21, 2001 and is included in this proxy statement as Exhibit A.

     Pursuant to the charter, the Audit Committee has the following responsibilities:

•	To review the audited financial statements of the company and to discuss with management and the independent auditor the quality of the Company’s accounting principles as applied to its financial reporting;

•	To review the adequacy of internal control systems and financial reporting procedures with management and independent auditors; and

•	To review the general scope of the annual audit and the fees charged by the independent auditors.

     Management of the Bancorp has primary responsibility for the financial statements and the overall reporting process, including the Bancorp’s system of internal controls. The independent auditors are responsible for performing an independent audit of the Bancorp’s consolidated financial statements in accordance with auditing standards generally accepted. This audit serves as a basis for the auditor’s opinion in the annual report to stockholders addressing whether the financial statements fairly present the Bancorp’s financial position, results of operations and cash flows. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In reviewing the independence of the Bancorp’s outside auditors, the Committee has received from the independent auditors the written disclosures regarding all relationships between the Bancorp and the auditors that bear on the auditor’s independence consistent with Independence Standards Board Standard No l. As part of this review, the Committee considered any relationships that may impact on the firm’s objectivity and independence and was satisfied as to the auditors independence.

     In fulfilling its responsibilities relating to the Bancorp’s internal control, accounting and financial reporting policies and auditing practices, the Committee has reviewed and discussed with management and VTD the Bancorp’s audited financial statements for 2001. In connection with this the Committee has discussed with VTD its judgments about the quality, in addition to the acceptability, of the Bancorp’s accounting principles as applied in its financial reporting, as required by Statement on Auditing Standards No. 61. Based on these reviews and discussion, the Committee recommended to the Board of Directors that the audited financial statements be included in the Bancorp’s Annual Report on SEC Form 10-K for the year ended December 31, 2001.

Respectfully Submitted,

THE AUDIT COMMITTEE
Charles L. Keagle, Chairman
Frank S. Alvarez
Joel H. Ravitz
Lester Stroh

Meetings of the Board of Directors.

     The total number of meetings of the Board of Directors of the Bancorp, including regularly scheduled and special meetings during the last full fiscal year, was 20. In addition, the Board of Directors of the Bank had 18 regularly scheduled and special meetings. No director during the last full fiscal year attended fewer than ninety-five percent (95%) of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the board on which that director served.

Compensation of Directors

     Directors of the Bancorp currently are paid a $2,000 per month flat fee for their personal attendance at meetings of the Board of Directors of the Bancorp. The Chairman of the Board of Directors of the Bank and Chairman Emeritus of the Bank are currently being paid an additional $500 and $250, respectively, for their personal attendance at any monthly meeting of the Board of Directors of the Bank. The Directors of the Bank receive an additional monthly fee of $1,000. The Directors do not receive any additional compensation for participation on any of the Bancorp or Bank’s committees.

EXECUTIVE COMPENSATION TABLE

     The following table sets forth certain summary compensation information for each individual who served as the Bancorp’s Chief Executive Officer during the year ended December 31, 2001 and for each of the executive officers of the Bank in 2001.

	Summary Compensation Table

				Long Term
	Annual Compensation			Compensation

				Securities underlying	All other
Name and principal position	Year	Salary	Bonus	options/SARs (#)	compensation

Norman Morales[1]	2001	$231,250	—	—	$6,740
President and	2000	$56,250	—	80,000	—
Chief Executive Officer	—	—	—	—	—
Richard S. Hagan[2]	2001	$136,218	$30,000	—	$12,752
Executive Vice	2000	$3,082	—	10,000	—
President	—	—	—	—	—
Sara F. Ahern[3]	2001	$105,000	—	10,000	$14,251
Executive Vice	2000	$86,030	$10,000	8,000	—
President	1999	75,000	$2,008	—	—
Richard Hill[4]	2001	$96,250	$105,699	15,000	$5,500
Senior Vice President	—	—	—	—	—

[1]	Mr. Morales was employed by the Bancorp and the Bank effective as of October 2000.

[2]	Mr. Hagan was employed by the Bancorp and the Bank effective December 2000.

[3]	Mrs. Ahern’s employment with the Bancorp and Bank was terminated effective as of January 2002.

[4]	Mr. Hill was employed by the Bank effective February 2001.

Stock Option Plan

     The 1997 Incentive Stock Option Plan is the current plan in effect for the Bancorp.

     In 1981, an incentive stock option plan for certain officers and key employees was approved by shareholders at prices not less than 100% of the fair market value of such stock at the date of grant. The 1981 Plan expired in 1987 and no further options may be granted under that plan.

     A subsequent incentive stock option plan was approved by shareholders in 1987 in which the remaining ungranted shares from the 1981 Plan were added to the shares of the 1987 Plan. The 1987 Plan provided that options of the Bancorp’s unissued common stock were to be granted to officers and key employees at prices not less than 100% of the fair market value of such shares at dates of grant.

     In 1996, the shareholders voted to extend the 1987 Plan another ten years. Then in 1997, the shareholders elected to terminate the 1987 Plan. As a result, no further grants can be made under this plan. Although no more options can be granted under this plan, the options granted under it will remain outstanding until they are exercised or canceled pursuant to their terms.

     In 1997, the shareholders approved the 1997 Incentive Stock Option Plan currently in effect. The 1997 Plan made Directors eligible to participate in the 1997 Plan as well as officers and certain key employees.

     In addition, the 1997 Plan authorized the issuance of 200,000 shares to be combined with 126,452 shares which remained from the 1987 Plan for a total of 326,452 shares.

     Option prices are to be determined at the fair market value of such shares on the date of grant, and options are exercisable in such installments as determined by the Board of Directors. Each option shall expire no later than ten years from the grant date or as the Stock Option Committee or Board of Directors may determine.

     The following tables summarize, for the year ended December 31, 2001, option grants under the Bancorp’s 1997 Incentive Stock Option Plan and option exercises by the executive officers named in the Summary Compensation Table, and the value of the options held by them as of December 31, 2001.

Option/SAR Grants in Last Fiscal Year

Potential realizable value
at assumed annual rates
	Number of	Percent of		of stock price appreciation
	Securities	Total	Exercise	for option term
	underlying	Options/SARs	Or base
	Options/SARs	Granted	Price	Expiration
Name	Granted (#)	in Fiscal year	($/Share)	Date	5%(*)	10%(*)

Sara F. Ahern[1]	10,000	7.09%	$4.00	11/13/07	-	-
Richard Hill	15,000	10.06%	$4.00	11/13/07	$20,405	$46,294

*	The dollar amounts presented are based on assumed 5% and 10% annual rates of appreciation set by the SEC. These amounts should not be viewed as, and are not intended to be a forecast of possible future appreciation, if any, in the Bancorp’s stock price.

[1]	These options were cancelled in January 2002.

	Fiscal Year-end Option/SAR Values

	Number of securities
	underlying unexercised		Value (*) of unexercised
	options/SARs at fiscal		in-the-money (*) options/
	year-end (#) (in shares)		SARs at fiscal year-end ($)
Name	Exercisable/Unexercisable		Exercisable/Unexercisable

Norman A. Morales	40,000	40,000	$100,000	$100,000
Richard S. Hagan	3,333	6,667	$8,333	$16,668
Richard Hill	—	15,000	—	$37,500
Sara F. Ahern	4,333	8,667	$10,833	$21,668

*	The “value” of unexercised options means the difference between the option exercise price and the market value of the underlying shares based on $6.50, the closing price for the Bancorp’s common stock on December 31, 2001.

Salary and Bonus Compensation

     The Bancorp pays cash salaries to its executive officers that are competitive with salaries paid to executives of other companies in the financial services industry based upon the individual’s experience, performance and responsibilities and past and potential contribution to the Bancorp. In determining competitive salary levels, the Bancorp obtains information regarding executive salary levels for other companies in the banking and financial services industry in California.

     The base salary of the Chief Executive Officer was determined primarily on the terms of his Employment Agreement dated as of September 30, 2000, plus additional market and peer data subsequent to that date.

Employment contract and termination of employment and change-in-control arrangements

     The Bancorp has an employment agreement with Mr. Morales. The expiration date of this contract is September 30, 2002, and will automatically extend annually for a period of one additional year if the Board of Directors elect not to terminate the agreement. Mr. Morales’ annual salary is $250,000. At any time during the term of Mr. Morales’ employment agreement, the Board of Directors may terminate his employment with or without cause. If the termination is without cause, then Mr. Morales is entitled to severance pay equal to six month’s salary. In the event that the employment agreement is terminated by a merger or sale or transfer of the Bank’s and Bancorp’s assets during the term of the agreement, then Mr. Morales is entitled to one year’s salary.

Other Benefits

     Deferred Compensation — The Bancorp maintains a non-qualified deferred compensation plan for certain key management personnel whereby they may defer compensation which will then provide for certain payments upon retirement, death or disability. The Bancorp may make matching contributions of 25% of titled officers’ deferrals, 50% for senior officers’, and 100% of executive officer’s deferrals up to a maximum of 5% (10% for executive officers) of before-tax compensation. The Bancorp’s contribution, in the aggregate, for all participants shall not exceed 4% of compensation of all Bancorp employees. Each participant contributes a minimum of $1,000 annually to the plan.

     Defined Contribution Plan – The Bank has a qualified defined contribution (401(k) Retirement Savings Plan) for all eligible employees. Employees may contribute from 1% to 15% of their compensation with a maximum of $10,500 annually. The Bank’s contribution to the plan is based upon an amount equal to 50% of each participant’s eligible contribution for the plan year not to exceed 3% of the employee’s compensation.

     Directors’ Deferred Compensation – The Bank adopted a Directors’ Non-Qualified Deferred Compensation Plan effective January 1, 1998, which provided retirement benefits to one or more Directors of the Bank. The benefits to be paid were based upon the individual Director’s years of service to the Bank and a decision to defer Director Fees for the respective years of participation. This plan was terminated during December 2001.

     The Company adopted a new Directors’ Deferred Compensation Plan effective January 1, 2001. The plan allows Directors to defer Board of Directors’ fees which will then provide for retirement benefits to be paid upon retirement, resignation, death, disability or as provided and elected in the Directors’ deferral agreement. The Company is under no obligation to make matching contributions to the plan and pays a market interest rate on the deferred monies.

Compensation Committee Interlocks and Insider Participation

     The Board of Directors did not maintain a Compensation Committee during 2000. No executive officer or employee participated in the deliberations of the Board of Directors concerning executive officer compensation.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Bancorp’s directors and certain of its officers and persons who own more than 10 percent of the Bancorp’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors, and persons who own more than 10 percent of the Bancorp’s equity securities are required by SEC regulations to furnish the Bancorp with copies of all Section 16(a) forms they file.

     Based on the Bancorp’s review of the copies of such forms received by it or written representations from certain reporting persons that no Forms 5 were required for those persons, the Bancorp believes that during the year ended December 31, 2001 no forms were filed late. The Bancorp’s review of reporting requirements for 2000 indicated a failure by certain reporting individuals to complete the necessary Form 4 filings related to the cancellation of stock options in September 2000. The reporting individuals completed these required forms in February 2002 and they have been submitted as late filings.

PROPOSAL NO. 2

To amend the 1997 Incentive Stock Option Plan of Vineyard National Bancorp
by increasing the number of authorized shares by 200,000

     The Board of Directors recommends voting as follows:

1.	To approve an increase in the authorized stock option capacity of the 1997 Incentive Stock Option Plan of Vineyard National Bancorp by 200,000 shares.

     This recommendation and the anticipated shareholder approval are subject to obtaining the consent of the appropriate regulatory agencies, if required by law. Accordingly, proxies given to management will be voted in favor of item one. A summary of the 1997 Plan follows:

Introduction

     The existing stock option plan (the “Plan”) was approved by the shareholders in 1996 for a term of ten (10) years, to October 28, 2006. The purpose of the Plan was to strengthen Vineyard National Bancorp by providing incentive stock options as a means of retaining and attracting key employees, certain officers and directors in today’s competitive market.

     Subject to approval by the holders of the majority of the outstanding shares of the Bancorp entitled to vote, the Bancorp’s Board has approved a resolution authorizing an increase in capacity to issue stock option grants to the 1997 Plan by 200,000 shares. The Bancorp’s authorized but unissued common stock to be combined with the 326,452 shares which remain under the 1997 Plan shall not exceed 526,452.

     The Plan provides for granting of options to purchase shares of the Bancorp’s common stock at an option price per share which is not less than one hundred percent (100%) of the fair market value of the stock at the time the option is granted.

     As of December 31, 2001 the aggregate number of shares available to be issued pursuant to options granted under the 1997 Plan was 326,452 shares of the common stock of the corporation after making adjustments for stock splits. By adding the additional options for 200,000 more shares of stock, the aggregate number of shares available to be issued under the 1997 Plan is 526,452. If all options subject to grant under the Plan are granted and the options are exercised to purchase stock, the shares of stock so issued would constitute no more than approximately 16.8% of the Bancorp’s outstanding common stock giving consideration for the additional 750,000 shares that are available under the Bancorp’s 10% Convertible Debentures issued in 2001. Increasing the number of shares available for granting in the 1997 Plan will give the Stock Option Committee more flexibility in offering options.

Summary of the Plan

     The Plan shall be administered by a committee appointed by the Board of directors. Only full-time salaried officers, full-time salaried employees, or Directors of the Bancorp and/or the Bank are eligible for participation in the Plan. No member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided under applicable law.

     The purchase price of stock subject to each option shall be not less than one hundred percent (100%) of the fair market value (determined by the Board under any reasonable valuation method) of the stock at the time the option is granted. However, for an individual who owns more than ten percent (10%) of the outstanding stock of the Bancorp, the option price is to be 110% of the fair market value on the date of grant. Options shall be exercisable in such installments and upon other conditions as the Stock Option Committee shall determine. Options will expire on a date as the Board of Directors may determine, but not later than ten (10) years from date of grant. However, for the individual who owns more than ten percent (10%) of the outstanding stock of the Bancorp, the option(s) will not be exercisable more than five (5) years from the date of granting.

     Options under the plan shall not be assignable by the optionee during the optionee’s lifetime. In the event of the death of the optionee, the option may be exercised within one (1) year after the date of the death by the person or persons to whom his or her rights under the option shall have passed by will or by the laws of descent and distribution. If an optionee’s employment with the Bancorp and/or Bank ceases for any reason other than the optionee’s death or discharge for cause, his or her option shall expire not later than thirty (30) days thereafter. During this thirty (30) day period, the option is exercisable only as to those installments, if any, which had accrued as of the date the optionee ceased to be employed by the Bank and/or Bancorp. If an optionee’s employment by the Bank and/or Bancorp is terminated for cause, his or her option shall expire concurrently with the discharge for cause.

     If the outstanding shares of the stock of the corporation are increased, decreased or changed into or exchanged for a different number of kind of shares or securities of the corporation through reorganization, merger, recapitalization, reclassification, stock split, stock dividends, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares to which options may be granted. A corresponding adjustment in the exercise price per share allocated to unexercised options or portions thereof will be granted prior to such change.

     Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger, or consolidation of the Corporation with one or more other corporations where the Corporation is not the surviving corporation, or upon a sale of substantially all the property of the Corporation to another corporation or association, this Plan shall terminate, and any options granted under it shall terminate, unless other provisions are made by the Board of Directors in connection with the transaction.

     The Board of Directors of the Bancorp reserves the right to suspend, amend, or terminate the Plan and, with the consent of the optionee, make any modifications to the terms and conditions of each option as it deems advisable, with certain exceptions which may be amended only with the consent of a majority of the outstanding shareholders.

     Options to be granted under the Plan are intended to be incentive stock options as defined in Section 422 and other applicable sections of the Internal Revenue Code.

     This description is intended to highlight and summarize the principal terms of the Plan. For further information, shareholders are referred to the copy of the Plan which is available for inspection at the Bank.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL 2.

PROPOSAL NO. 3
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

General

     The Board of Directors has appointed VTD as its independent auditors for the year ending December 31, 2002. The Audit Committee recommended to the Board, and the Board of Directors unanimously approved, the appointment of VTD. VTD, who performed audit services for the Bancorp in 2001, has served as the Bancorp’s accountants since 1988. VTD performed all of its services in 2001 at customary rates and terms.

Audit Fees

     The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees that the Bancorp incurred for professional services rendered for the audit of its annual financial statements for fiscal year 2001.

All Other Fees

     All other fees include the aggregate fees billed for services rendered by VTD, other than those services covered above.

December 31, 2001

Audit Fees (Financial)	$42,000
Other Fees	$13,825

     The audit committee of the Board considered whether the provision of financial information systems design and implementation services and other non-audit services is compatible with maintaining the independence of VTD.

     Representatives of VTD will be present at the annual meeting, will be available to respond to your appropriate questions and will be able to make such statements as they desire.

     If you do not ratify the selection of independent accountants, the audit committee and the Board will reconsider the appointment. However, even if you ratify the selection, the Board may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of the Bancorp and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL 3.

PROPOSALS OF STOCKHOLDERS

     Under Rule 14a-8 adopted by the SEC under the Exchange Act, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders and the Bancorp, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal to the Bancorp.

ANNUAL REPORT

     The Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 accompanies this proxy statement. The Annual Report on Form 10-K contains consolidated financial statements of the Bancorp and its subsidiaries, including the Bank, and the report thereon of VTD, the Bancorp’s independent auditors.

Other Matters

     The Board of Directors knows of no other matters to be presented to the meeting other than those set forth above. However, if other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendations of the Board of Directors, and authority to do so is included in the proxy.

Dated: April 5, 2002	Vineyard National Bancorp

-s- JILL A. PIERCE

Jill A. Pierce, Secretary

IMPORTANT

     Even though you expect to attend the Annual Meeting, it is urgently requested that whether your shareholdings are large or small, you promptly fill in, date, sign, and return the enclosed proxy in the envelope provided.

EXHIBIT “A”

Vineyard National Bancorp
Vineyard Bank

Audit Committee Charter

Article I. Organization

There shall be a committee of the board of directors (“Board”) of Vineyard National Bancorp (“Company”) and Vineyard (“Bank”) to be known as the audit committee (“Committee”).

Purpose

The Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. The primary purpose of the Committee is to assist the Board in fulfilling its responsibilities to oversee management activities related to internal control, accounting and financial reporting policies, and auditing practices; to review the independence of the outside auditors and the objectivity of internal auditors; to review the adequacy and reliability of disclosures to stockholders; and to perform other functions as deemed appropriate.

Article II. Membership

The Committee will be comprised of at least three directors who are independent of the management of the corporation. The Board of Directors appoints committee members. Each member shall have a working familiarity with basic finance and accounting practices, and at least one member of the committee shall have accounting or related financial management expertise.

Article III. Responsibilities

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

The Committee provides a vehicle for communication between the directors and the outside auditors, the internal auditors and financial management, and establishes a forum for an open exchange of views and information. The outside auditors are ultimately accountable to the Board and the Committee. The Committee is responsible for reporting its activities to the Board. The Committee recognizes that management, the internal auditors, and the outside auditors have more time, knowledge, and detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements, internal controls, or any professional certification as to the outside auditors’ work.

In discharging its oversight responsibilities, the Committee is authorized to retain legal, accounting, or other consultants at its discretion and at the Company’s expense without prior permission of the Board or management.

In carrying out these responsibilities, the audit committee will:

•	Meet at least four times annually.

•	Review and update this Charter periodically, at least annually, as conditions dictate.

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

•	Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, the Company’s internal auditor or risk assessment personnel, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review company policy statements to determine their adherence to the code of conduct.

•	Review the internal audit function of the corporation including the independence and authority of its reporting obligation the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review accounting and financial human resources and succession planning within the company.

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with the Board.

•	Determine that appropriate actions have been taken to resolve matters reported to the Committee that in the Committee’s judgment could materially jeopardize the Company’s financial condition, such as unacceptable control conditions, deviations from policy, high uninsured risks, non-compliance with federal and state laws, and legal actions.

VINEYARD NATIONAL BANCORP PROXY

9590 Foothill Blvd., Rancho Cucamonga, CA 91730
This Proxy is solicited on behalf of the Bancorp’s Board of Directors

     The undersigned appoints Frank S. Alvarez and Charles L. Keagle, or either of them, as proxies with full power of substitution, to vote and act with respect to all shares of Vineyard National Bancorp held of record April 5, 2002, at the Annual Meeting of the shareholders on May 22, 2002 or any adjournment, including all powers the undersigned would possess if personally present, as follows:

[ ]	Authorize to vote for the nominees as a group	[ ]	Withhold authority to vote for the nominees as a group	1.	To elect as a group the five (5) persons nominated to the Board of Directors to serve until the next annual meeting of shareholders as proposed by management in the Proxy Statement OR if you choose to withhold or not grant authority to vote for the nominees as a group, you may indicate next to the name of each below whether you would grant or withhold authority to vote for the individual nominee.
[ ]	FOR	[ ]	AGAINST	2.	To amend the 1997 Incentive Stock Option Plan of Vineyard National Bancorp by increasing the number of authorized shares by 200,000.
[ ]	FOR	[ ]	AGAINST	3.	To ratify the appointment of the accounting firm of Vavrinek, Trine, Day & Co., LLP as auditors and as independent accountants for the year ending December 31, 2002.

Authorize to vote for this nominee	Withhold authority to vote for this nominee
[ ]	[ ]	Frank S. Alvarez
[ ]	[ ]	Charles L. Keagle
[ ]	[ ]	Norman Morales
[ ]	[ ]	Joel H. Ravitz
[ ]	[ ]	Lester Stroh M.D.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy Will be voted for the five (5) nominees for the Board of Directors and for the ratification of the appointment of the accounting firm.

     If any other business is presented at the meeting, this Proxy shall be voted in accordance with the recommendations of the Board of Directors.

     When signing as an attorney in fact, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. When Shares are held by joint tenants, both should sign.

Dated:	,2002	(Signature of Shareholder)

Number of Shares:		(Please print name)

		(Signature of Shareholder)

		(Please print name)

I (We)		plan to attend the Annual Meeting of the Shareholders.
(number)

IMPORTANT — PLEASE SIGN